EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-198294 and 333-218516 on Form S-8 of our report dated March 14, 2024, relating to the consolidated financial statements of Weyco Group, Inc. and subsidiaries (the "Company") and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 10-K for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Milwaukee, Wisconsin

March 14, 2024